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                                   EXHIBIT 23

                              ACCOUNTANTS' CONSENT



The Shareholders and Board of Directors
Thomas & Betts Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-1403, No. 33-35297, No. 33-56789 and No. 33-68370) on Form S-8 and in the
Registration Statements (No. 33-44153, No. 333-34567, No. 333-61465, and No.
333-60459) on Form S-3 and in the Registration Statement (No. 333-893) on Form S-4 of Thomas & Betts Corporation of our report dated February 5, 1999, relating to the consolidated balance sheets of Thomas & Betts Corporation and subsidiaries as of January 3, 1999 and December 28, 1997, and the related consolidated statements of earnings, cash flows and shareholders' equity for each of the years in the three-year period ended January 3, 1999, which report appears or is incorporated by reference in the January 3, 1999 Annual Report on Form 10-K of Thomas & Betts Corporation.

KPMG LLP


Memphis, Tennessee
March 22, 1999














                                      EX-23